Exhibit 99.1

MARTIN MARIETTA REPORTS THIRD-QUARTER 2022 RESULTS

Achieved Record Quarterly Revenues and Gross Profit

Driven by Double-Digit Pricing Growth Across All Building Materials’ Product Lines

Pricing Momentum Expected to Drive Margin Expansion in Fourth Quarter

Updates Full-Year 2022 Guidance

RALEIGH, N.C. (November 2, 2022) – Martin Marietta Materials, Inc. (NYSE: MLM) (“Martin Marietta” or the “Company”), a leading national supplier of aggregates and heavy building materials, today reported results for the third quarter ended September 30, 2022.

Third-Quarter Highlights

(Highlights are for continuing operations)

	Quarter Ended September 30,
(In millions, except per share)	2022	2021	% Change
Products and services revenues [1]	$1,680.5	$1,462.7	14.9%
Building Materials	$1,611.5	$1,390.8	15.9%
Magnesia Specialties	$69.0	$71.9	(4.0)%
Total revenues [2]	$1,811.7	$1,557.3	16.3%
Gross profit	$487.8	$441.9	10.4%
Adjusted gross profit [3]	$487.8	$450.0	8.4%
Earnings from operations	$405.9	$356.9	13.7%
Adjusted earnings from operations [4]	$407.5	$372.4	9.4%
Net earnings from continuing operations attributable to Martin Marietta	$291.2	$254.6	14.4%
Adjusted EBITDA [5]	$533.1	$490.0	8.8%
Earnings per diluted share from continuing operations	$4.67	$4.07	14.7%
Adjusted earnings per diluted share from continuing operations [6]	$4.69	$4.25	10.4%

1
Products and services revenues include the sales of aggregates, cement, ready mixed concrete, asphalt and Magnesia Specialties products, and paving services to customers, and exclude related freight revenues.
2
Total revenues include the sales of products and services to customers (net of any discounts or allowances) and freight revenues.
3
Adjusted gross profit excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to reported gross profit under generally accepted accounting principles (GAAP).
4
Adjusted earnings from operations excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting, acquisition and integration expenses and the nonrecurring gain on divestiture of the Company’s Colorado and Texas

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ready-mixed concrete operations on April 1, 2022, and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to reported earnings from operations under GAAP.
5
Earnings from continuing operations before interest, income taxes, depreciation, depletion and amortization, or Adjusted EBITDA, excludes the earnings/loss from nonconsolidated equity affiliates, acquisition and integration expenses, an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting and the nonrecurring gain on divestiture of the Company’s Colorado and Texas ready-mixed concrete operations on April 1, 2022, and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
6
Adjusted earnings per diluted share from continuing operations excludes an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting, acquisition and integration expenses, and the nonrecurring gain on divestiture of the Company's Colorado and Texas ready-mixed concrete operations on April 1, 2022, and is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to reported earnings per diluted share under GAAP.

Ward Nye, Chairman and CEO of Martin Marietta, stated, “Our third-quarter results highlight our commitment to execution of our value-over-volume strategy as double-digit pricing growth drove record profitability despite relatively flat organic aggregates shipments. Importantly, we expect a return to expanding margins in the fourth quarter as the compounding effect of multiple pricing actions throughout the year offsets continued inflationary pressure and a slowdown in single-family residential construction.

“Martin Marietta’s strategic coast-to-coast footprint is well-positioned for long-term growth, driven by favorable population migration trends, housing shortages in our markets and a long-term federal highway bill complemented by healthy Department of Transportation (DOT) budgets in the Company's key states. Near-term, we expect affordability driven headwinds in the single-family residential end market will be offset by a significant acceleration in public infrastructure investment and continued strength in large-scale energy, domestic manufacturing and multi-family residential projects.

Mr. Nye concluded, “While the Company’s 2022 year-to-date safety performance continues to be at world-class levels as measured by both Total Injury and Lost Time Incidence Rates, our work in this vital dimension is never done. Our commitment to continuous improvement in employee health and well-being, world-class safety, commercial and operational excellence, sustainable business practices and execution of our strategic plan reinforces our confidence in Martin Marietta’s ability to provide compelling results for the foreseeable future. Moreover, Martin Marietta’s track record of success throughout various business cycles proves the resiliency and durability of our aggregates-led business model, chosen geographies, and our ability to adapt to the challenges inherent in a dynamic macroeconomic environment. Importantly, we expect that the carryover effects of our 2022 pricing momentum, coupled with our broad-based January 1, 2023 announced price increases, will drive accelerated aggregates unit margin expansion next year.”

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Third-Quarter Financial and Operating Results

(All financial and operating results are for continuing operations and comparisons are versus the prior-year third quarter, unless otherwise noted)

Building Materials Business

Building Materials generated record products and services revenues of $1.61 billion for the third quarter, a 15.9 percent increase, driven primarily by acquisitions and double-digit pricing growth across all product lines. Products and services gross profit increased 13.1 percent, or 10.9 percent on an adjusted basis, to a record $467.2 million. Elevated energy, internal freight, contract services as well as repairs and maintenance costs contributed to a products and services gross margin decline of 70 basis points, or 130 basis points on an adjusted basis, to 29.0 percent.

Aggregates

Third-quarter organic aggregates shipments were flat, largely due to logistical constraints, cement shortages and inclement weather in certain key markets. Importantly, organic pricing increased 11.9 percent, or 11.3 percent on a mix-adjusted basis, due to the cumulative effect of price increases throughout the year. Including acquired operations, total aggregates shipments and pricing increased 5.6 percent and 11.6 percent, respectively.

By segment:

♦
East Group total shipments were flat, as solid underlying demand was negatively impacted by supply chain challenges as well as weather-related disruptions. Pricing increased 11.5 percent, or 10.3 percent on a mix-adjusted basis.
♦
West Group total shipments improved 15.6 percent, driven primarily by contributions from acquired operations as well as strong Texas demand, partially offset by a historically wet August in North Texas. Organic pricing increased 12.4 percent, or 13.2 percent on a mix-adjusted basis.

Third-quarter aggregates product gross profit improved 12.8 percent, or 10.5 percent on an adjusted basis, to a record $330.3 million, while product gross margin declined 170 basis points, or 240 basis points on an adjusted basis, to 32.5 percent, primarily due to increased energy, internal freight and repairs and maintenance costs.

Cement

Cement shipments increased 2.3 percent to 1.1 million tons, a third-quarter record. Additionally, pricing increased 21.4 percent, or 20.6 percent on a mix-adjusted basis, driven by continued strong demand and the impact of multiple price increases during the year. Cement product gross profit grew to a record $67.7 million, an increase of 35.7 percent, while product gross margins expanded 380 basis points to 41.5 percent, as pricing gains more than offset higher energy costs in the period.

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Downstream businesses

On an organic basis, ready mixed concrete shipments were down 16.8 percent primarily due to record rainfall in portions of Texas during August as well as the completion of certain large projects. However, pricing increased 20.3 percent due to the positive impact of multiple price increases implemented during the year.

Ready mixed concrete product revenues and gross profit from continuing operations declined 29.1 percent and 40.3 percent, respectively, driven largely by the April 1 divestiture of our Colorado and Central Texas ready mixed concrete businesses, which was partially offset by contributions from acquired ready mixed concrete operations in Arizona. Increased raw materials costs weighed on gross margin.

On an organic basis, total asphalt shipments and pricing increased 4.3 percent and 22.0 percent, respectively. Notably, prior year volumes were constrained by the shortage in liquid asphalt, or bitumen.

Including contributions from the acquired West Coast operations, total asphalt shipments and pricing increased 31.3 percent and 26.1 percent, respectively. Total asphalt and paving product gross profit increased to a record $50.5 million. However, continued acceleration of liquid asphalt costs contributed to the gross margin compression of 360 basis points, or 470 basis points on an adjusted basis, in the third quarter.

Magnesia Specialties Business

Magnesia Specialties product revenues decreased 4.0 percent to $69.0 million, driven largely by lower demand from domestic steel industry customers for dolomitic lime products. Product gross profit declined 22.9 percent to $21.6 million as higher energy costs, particularly natural gas, depressed gross margin in the quarter.

Consolidated

Other operating income, net, of $14.8 million includes $14.5 million in nonrecurring gains from the sales of surplus land and other assets.

On August 9, 2022, the Company signed a definitive agreement to sell the Tehachapi, California cement plant and related distribution terminals to CalPortland Company for $350 million in cash. The transaction is subject to customary regulatory approvals and closing conditions.

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Cash Generation, Capital Allocation and Liquidity

Cash provided by operating activities for the nine months ended September 30, 2022 was $560.7 million compared with $780.3 million for the prior-year period.

Cash paid for property, plant and equipment additions for the nine months ended September 30, 2022 was $309.1 million. For the full year, capital expenditures are expected to range from $450 million to $500 million.

During the nine months ended September 30, 2022, the Company returned $268.1 million to shareholders through dividend payments and share repurchases. As of September 30, 2022, 13.1 million shares remained under the current repurchase authorization.

The Company had $135.7 million of cash and cash equivalents on hand and nearly $1.20 billion of unused borrowing capacity on its existing credit facilities as of September 30, 2022.

On September 29, 2022, the Company utilized existing cash resources to satisfy and discharge its $700.0 million 0.650% Senior Notes due 2023. As a result of the satisfaction and discharge of the 2023 Notes, the obligations of the Company under the indenture in respect of the 2023 Notes have been terminated.

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Updated 2022 Guidance

The Company’s updated 2022 guidance reflects actual results through nine months as well as the impact of lower expected aggregates volumes and continued inflationary pressure. This guidance excludes businesses classified as discontinued operations as well as the gain on divestiture from the second quarter of 2022.

2022 GUIDANCE
(Dollars in Millions)	Low *	High *
Consolidated
Products and services revenues[1]	$5,740	$5,845
Gross profit	$1,445	$1,510
Selling, general and administrative expenses (SG&A)	$390	$400
Interest expense	$165	$170
Estimated tax rate (excluding discrete events)	22%	23%
Net earnings from continuing operations attributable to Martin Marietta	$740	$800
Adjusted EBITDA[2]	$1,610	$1,675
Capital expenditures	$450	$500

Building Materials Business
Aggregates
Organic volume % growth[3]	(1.0)%	0.0%
Total volume % growth[4]	4.0%	5.0%
Organic average selling price per ton (ASP) % growth[5]	10.0%	12.0%
Total ASP growth[6]	10.0%	12.0%
Products and services revenues	$3,525	$3,575
Gross profit	$995	$1,035

Cement
Products and services revenues	$610	$625
Gross profit	$210	$220

Ready Mixed Concrete and Asphalt and Paving
Products and services revenues	$1,710	$1,745
Gross profit	$150	$160

Magnesia Specialties Business
Products and services revenues	$285	$290
Gross profit	$90	$95

* Guidance range represents the low end and high end of the respective line items provided above.

1
Consolidated products and services revenues exclude $390 million related to estimated interproduct sales and exclude freight revenues.
2
Adjusted EBITDA is a non-GAAP financial measure. See Appendix to this earnings release for a reconciliation to net earnings from continuing operations attributable to Martin Marietta.
3
Organic volume % growth range is for organic aggregates shipments, inclusive of internal tons, and is in comparison with 2021 organic shipments of 192.9 million tons.
4
Total volume % growth range is for total aggregates shipments, inclusive of internal tons and acquired operations, and is in comparison with total 2021 shipments of 201.2 million tons.
5
Organic ASP % growth range is for organic aggregates average selling price and is in comparison with 2021 organic ASP of $15.21 per ton.
6
Total ASP growth is for total aggregates average selling price, inclusive of acquired operations, and is in comparison with 2021 total ASP of $15.08 per ton.

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Preliminary View of 2023

The Company’s preliminary view of 2023 anticipates aggregates shipments to be effectively flat as the Company expects stronger demand from public infrastructure and heavy nonresidential projects of scale to be offset by single-family residential softening. We anticipate aggregates pricing to increase by a low-double-digit percentage in 2023 as the carryover effects from multiple actions taken in 2022 are compounded with additional price increases beginning in January of next year.

Non-GAAP Financial Information

This earnings release contains financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP). Reconciliations of non-GAAP financial measures to the closest GAAP measures are included in the Appendix to this earnings release. Management believes these non-GAAP measures are commonly used financial measures for investors to evaluate the Company’s operating performance and, when read in conjunction with the Company’s consolidated financial statements, present a useful tool to evaluate the Company’s ongoing operations, performance from period to period and anticipated performance. In addition, these are some of the factors the Company uses in internal evaluations of the overall performance of its businesses. Management acknowledges that there are many items that impact a company’s reported results and the adjustments reflected in these non-GAAP measures are not intended to present all items that may have impacted these results. In addition, these non-GAAP measures are not necessarily comparable to similarly titled measures used by other companies.

Conference Call Information

The Company will discuss its third-quarter 2022 earnings results on a conference call and an online webcast today (November 2, 2022). The live broadcast of the Martin Marietta conference call will begin at 11:00 a.m. Eastern Time and can be accessed here: https://register.vevent.com/register/BI38e873a0336948ef86b287a7fe390693. An online replay will be available approximately two hours following the conclusion of the live broadcast. A link to these events will be available at the Company’s website. Additionally, the Company has posted Q3 2022 Supplemental Information on the Investors section of its website.

About Martin Marietta

Martin Marietta, a member of the S&P 500 Index, is an American-based company and a leading supplier of building materials, including aggregates, cement, ready mixed concrete and asphalt. Through a network of operations spanning 28 states, Canada and The Bahamas, dedicated Martin Marietta teams supply the resources necessary for building the solid foundations on which our communities thrive. Martin Marietta’s Magnesia Specialties business provides a full range of magnesium oxide, magnesium hydroxide and dolomitic lime products. For more information, visit www.martinmarietta.com or www.magnesiaspecialties.com.

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Investor Contact:

Jennifer Park

Vice President, Investor Relations

(919) 510-4736

Jennifer.Park@martinmarietta.com

MLM-E.

If you are interested in Martin Marietta stock, management recommends that, at a minimum, reading the Company’s current annual report and Forms 10-K, 10-Q and 8-K reports to the Securities and Exchange Commission (SEC) over the past year. The Company’s recent proxy statement for the annual meeting of shareholders also contains important information. These and other materials that have been filed with the SEC are accessible through the Company’s website at www.martinmarietta.com and are also available at the SEC’s website at www.sec.gov. You may also write or call the Company’s Corporate Secretary, who will provide copies of such reports.

Investors are cautioned that all statements in this release that relate to the future involve risks and uncertainties, and are based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. These statements, which are forward-looking statements under the Private Securities Litigation Reform Act of 1995, provide the investor with the Company’s expectations or forecasts of future events. You can identify these statements by the fact that they do not relate only to historical or current facts. They may use words such as “guidance”, “anticipate”, “may”, “expect”, “should”, “believe”, “will”, and other words of similar meaning in connection with future events or future operating or financial performance. Any or all of the Company’s forward-looking statements here and in other publications may turn out to be wrong.

Third-quarter results and trends described in this release may not necessarily be indicative of the Company’s future performance. The Company’s outlook is subject to various risks and uncertainties and is based on assumptions that the Company believes in good faith are reasonable but which may be materially different from actual results. Factors that the Company currently believes could cause actual results to differ materially from the forward-looking statements in this release (including the outlook) include, but are not limited to: the ability of the Company to face challenges, including shipment declines resulting from economic events beyond the Company’s control; a widespread decline in aggregates pricing, including a decline in aggregates shipment volume negatively affecting aggregates price; the history of both cement and ready mixed concrete being subject to significant changes in supply, demand and price fluctuations; the termination, capping and/or reduction or suspension of the federal and/or state fuel tax(es) or other revenue related to public construction; the level and timing of federal, state or local transportation or infrastructure or public projects funding, most particularly in Texas, Colorado, California, North Carolina, Georgia, Minnesota, Iowa, Florida, Indiana and Maryland; the United States Congress’ inability to reach agreement among themselves or with the Administration on policy issues that impact the federal budget; the ability of states and/or other entities to finance approved projects either with tax revenues or alternative financing structures; levels of construction spending in the markets the Company serves; a reduction in defense spending and the subsequent impact on construction activity on or near military bases; a decline in energy-related construction activity resulting from suspension of the fuel tax or a sustained period of low global oil prices or changes in oil production patterns or capital spending, particularly in Texas and West Virginia; increasing residential mortgage interest rates and other factors that could result in a slowdown in residential construction; unfavorable weather conditions, particularly Atlantic Ocean and Gulf of Mexico hurricane activity, wildfires, the late start to spring or the early onset of winter and the impact of a drought or excessive rainfall in the markets served by the Company, any of which can significantly affect production schedules, volumes, product and/or geographic mix and profitability; the volatility of fuel costs, particularly diesel fuel, notably related to the current conflict between Russia and Ukraine, and the impact on the cost, or the availability generally, of other consumables, namely steel, explosives, tires and conveyor belts, and with respect to the Company’s Magnesia Specialties business, natural gas; continued increases in the cost of other repair and supply parts; construction labor shortages and/or supply‐chain challenges; unexpected equipment failures, unscheduled maintenance, industrial accident or other prolonged and/or significant disruption to production facilities; the resiliency and potential declines of the Company’s various construction end-use markets; the potential negative duration, severity and impact of a resurgence of the COVID-19 pandemic on the Company’s ability to continue supplying heavy-side building materials and related services at normal levels or at all in the Company’s key regions, including the markets in which it does business, its suppliers, customers or other business partners as well as on its employees; the economic impact of government responses to a resurgence of COVID-19; the performance of the United States economy; the impact of governmental orders restricting activities imposed to prevent further outbreak of COVID-19 on travel, potentially reducing state fuel tax revenues used to fund highway projects; a decline in the commercial component of the nonresidential construction market, notably office and retail space, including a decline resulting from economic distress related to the COVID-19 pandemic; increasing governmental regulation, including environmental laws; the failure of relevant government agencies to implement expected regulatory reductions; transportation availability or a sustained reduction in capital investment by the railroads, notably the availability of railcars, locomotive power and the condition of rail infrastructure to move trains to supply the Company’s Texas, Colorado, Florida, Carolinas and Gulf Coast markets, including the movement of essential dolomitic lime for magnesia chemicals to the Company’s plant in Manistee, Michigan and its customers; increased transportation costs, including increases from higher or fluctuating passed-through energy costs or fuel surcharges, and other costs to comply with tightening regulations, as well as higher volumes of rail and water shipments; availability of trucks and licensed drivers for transport of the Company’s materials; availability and cost of construction equipment in the United States; weakening in the steel industry markets served by

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the Company’s dolomitic lime products; trade disputes with one or more nations impacting the U.S. economy, including the impact of tariffs on the steel industry; unplanned changes in costs or realignment of customers that introduce volatility to earnings, including that of the Magnesia Specialties business that is running at capacity; proper functioning of information technology and automated operating systems to manage or support operations; inflation and its effect on both production and interest costs; the concentration of customers in construction markets and the increased risk of potential losses on customer receivables; the impact of the level of demand in the Company’s end-use markets, production levels and management of production costs on the operating leverage and therefore profitability of the Company; the possibility that the expected synergies from acquisitions will not be realized or will not be realized within the expected time period, including achieving anticipated profitability to maintain compliance with the Company’s leverage ratio debt covenant; changes in tax laws, the interpretation of such laws and/or administrative practices, including acquisitions or divestitures, that would increase the Company’s tax rate; violation of the Company’s debt covenant if price and/or volumes return to previous levels of instability; downward pressure on the Company’s common stock price and its impact on goodwill impairment evaluations; the possibility of a reduction of the Company’s credit rating to non-investment grade; and other risk factors listed from time to time found in the Company’s filings with the SEC.

You should consider these forward-looking statements in light of risk factors discussed in Martin Marietta’s Annual Report on Form 10-K for the year ended December 31, 2021 and other periodic filings made with the SEC. All of the Company’s forward-looking statements should be considered in light of these factors. In addition, other risks and uncertainties not presently known to the Company or that it considers immaterial could affect the accuracy of its forward-looking statements, or adversely affect or be material to the Company. The Company assumes no obligation to update any such forward-looking statements.

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Earnings

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(In Millions, Except Per Share Data)
Products and services revenues	$1,680.5	$1,462.7	$4,352.1	$3,679.9
Freight revenues	131.2	94.6	332.1	237.7
Total Revenues	1,811.7	1,557.3	4,684.2	3,917.6

Cost of revenues - products and services	1,193.8	1,021.0	3,281.3	2,676.9
Cost of revenues - freight	130.1	94.4	333.8	239.0
Total Cost of Revenues	1,323.9	1,115.4	3,615.1	2,915.9

Gross Profit	487.8	441.9	1,069.1	1,001.7

Selling, general & administrative expenses	94.9	86.0	296.0	248.2
Acquisition and integration expenses	1.8	7.4	6.1	18.0
Other operating income, net	(14.8)	(8.4)	(177.4)	(28.2)
Earnings from Operations	405.9	356.9	944.4	763.7

Interest expense	42.8	44.3	126.4	99.9
Other nonoperating income, net	(7.3)	(5.6)	(40.1)	(23.8)
Earnings from continuing operations before income tax expense	370.4	318.2	858.1	687.6
Income tax expense	79.2	63.6	189.4	141.7
Earnings from continuing operations	291.2	254.6	668.7	545.9
Earnings from discontinued operations, net of income tax expense	4.1	—	14.3	—
Consolidated net earnings	295.3	254.6	683.0	545.9
Less: Net (loss) earnings attributable to noncontrolling interests	—	—	(0.2)	0.2
Net Earnings Attributable to Martin Marietta Materials, Inc.	$295.3	$254.6	$683.2	$545.7

Net Earnings Attributable to Martin Marietta
Per Common Share:
Basic from continuing operations	$4.67	$4.08	$10.73	$8.74
Basic from discontinued operations	0.07	—	0.23	—
	$4.74	$4.08	$10.96	$8.74

Diluted from continuing operations	$4.67	$4.07	$10.69	$8.72
Diluted from discontinued operations	0.06	—	0.23	—
	$4.73	$4.07	$10.92	$8.72

Weighted-Average Common Shares Outstanding:
Basic	62.3	62.4	62.4	62.4
Diluted	62.5	62.6	62.5	62.6

Dividends Per Common Share	$0.66	$0.61	$1.88	$1.75

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Total revenues:
Building Materials:
East Group	$773.6	$684.1	$1,866.9	$1,714.4
West Group	962.4	794.8	2,582.9	1,978.2
Total Building Materials	1,736.0	1,478.9	4,449.8	3,692.6
Magnesia Specialties	75.7	78.4	234.4	225.0
Total	$1,811.7	$1,557.3	$4,684.2	$3,917.6

Gross profit:
Building Materials:
East Group	$269.9	$231.6	$565.4	$542.1
West Group	199.4	182.8	441.3	377.9
Total Building Materials	469.3	414.4	1,006.7	920.0
Magnesia Specialties	20.6	27.0	70.9	81.4
Corporate	(2.1)	0.5	(8.5)	0.3
Total	$487.8	$441.9	$1,069.1	$1,001.7

Selling, general and administrative expenses:
Building Materials:
East Group	$29.0	$26.5	$86.5	$77.0
West Group	41.0	34.2	124.0	101.1
Total Building Materials	70.0	60.7	210.5	178.1
Magnesia Specialties	4.0	3.8	12.0	11.1
Corporate	20.9	21.5	73.5	59.0
Total	$94.9	$86.0	$296.0	$248.2

Earnings (Loss) from operations:
Building Materials:
East Group	$239.4	$205.8	$478.0	$465.3
West Group (1)	159.7	150.6	477.2	284.2
Total Building Materials	399.1	356.4	955.2	749.5
Magnesia Specialties	16.5	23.1	58.4	69.8
Corporate	(9.7)	(22.6)	(69.2)	(55.6)
Total	$405.9	$356.9	$944.4	$763.7

(1) Includes $151.9 million of nonrecurring gain on a divestiture in the nine months ended September 30, 2022.

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Unaudited Financial Highlights (Continued)

	Three Months Ended				Nine Months Ended
	September 30,				September 30,
	2022		2021		2022		2021
	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues	Amount	% of Revenues
	(Dollars in Millions)
Total revenues:
Building Materials:
Products and services:
Aggregates	$1,015.7		$857.1		$2,656.8		$2,231.5
Cement	163.2		132.3		455.4		358.4
Ready mixed concrete	227.4		320.8		743.6		824.5
Asphalt and paving	309.8		195.9		576.9		343.5
Less: Interproduct sales	(104.6)		(115.3)		(295.0)		(285.1)
Products and services	1,611.5		1,390.8		4,137.7		3,472.8
Freight	124.5		88.1		312.1		219.8
Total Building Materials	1,736.0		1,478.9		4,449.8		3,692.6
Magnesia Specialties:
Products and services	69.0		71.9		214.4		207.1
Freight	6.7		6.5		20.0		17.9
Total Magnesia Specialties	75.7		78.4		234.4		225.0
Consolidated total revenues	$1,811.7		$1,557.3		$4,684.2		$3,917.6

Gross profit (loss):
Building Materials:
Products and services:
Aggregates	$330.3	32.5%	$292.9	34.2%	$741.2	27.9%	$687.7	30.8%
Cement	67.7	41.5%	49.9	37.7%	146.1	32.1%	101.3	28.3%
Ready mixed concrete	18.7	8.2%	31.4	9.8%	54.1	7.3%	69.9	8.5%
Asphalt and paving	50.5	16.3%	38.9	19.9%	63.6	11.0%	59.4	17.3%
Subtotal	467.2	29.0%	413.1	29.7%	1,005.0	24.3%	918.3	26.4%
Freight	2.1	NM	1.3	NM	1.7	NM	1.7	NM
Total Building Materials	469.3	27.0%	414.4	28.0%	1,006.7	22.6%	920.0	24.9%
Magnesia Specialties:
Products and services	21.6	31.3%	28.1	39.0%	74.3	34.6%	84.4	40.7%
Freight	(1.0)	NM	(1.1)	NM	(3.4)	NM	(3.0)	NM
Total Magnesia Specialties	20.6	27.2%	27.0	34.4%	70.9	30.2%	81.4	36.2%
Corporate	(2.1)	NM	0.5	NM	(8.5)	NM	0.3	NM
Consolidated gross profit	$487.8	26.9%	$441.9	28.4%	$1,069.1	22.8%	$1,001.7	25.6%

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Appendix

MARTIN MARIETTA MATERIALS, INC.
Balance Sheet Data

	September 30,	December 31,
	2022	2021
	Unaudited	Audited
	(In millions)
ASSETS
Cash and cash equivalents	$135.7	$258.4
Restricted cash	—	0.5
Restricted investments (to satisfy discharged debt and related interest)	704.6	—
Accounts receivable, net	1,011.7	774.0
Inventories, net	823.4	752.6
Current assets held for sale	79.5	102.2
Other current assets	92.4	137.9
Property, plant and equipment, net	6,153.8	6,338.0
Intangible assets, net	4,496.1	4,559.4
Operating lease right-of-use assets, net	397.3	426.7
Noncurrent assets held for sale	375.1	616.9
Other noncurrent assets	460.1	426.4
Total assets	$14,729.7	$14,393.0

LIABILITIES AND EQUITY
Current maturities of discharged long-term debt	$698.7	$—
Current liabilities held for sale	4.6	7.5
Other current liabilities	716.4	745.1
Long-term debt (excluding current maturities)	4,339.9	5,100.8
Noncurrent liabilities held for sale	23.8	53.5
Other noncurrent liabilities	2,008.5	1,948.5
Total equity	6,937.8	6,537.6
Total liabilities and equity	$14,729.7	$14,393.0

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Statements of Cash Flows

	Nine Months Ended
	September 30,
	2022	2021
	(Dollars in Millions)
Cash Flows from Operating Activities:
Consolidated net earnings	$683.0	$545.9
Adjustments to reconcile consolidated net earnings to net cash provided by operating activities:
Depreciation, depletion and amortization	380.3	320.0
Stock-based compensation expense	34.3	33.0
Gain on divestitures, sales of assets and extinguishment of debt	(190.7)	(26.6)
Deferred income taxes, net	(1.0)	25.7
Other items, net	(1.0)	(8.3)
Changes in operating assets and liabilities, net of effects of acquisitions and divestitures:
Accounts receivable, net	(237.9)	(218.0)
Inventories, net	(87.0)	65.1
Accounts payable	18.1	66.9
Other assets and liabilities, net	(37.4)	(23.4)
Net Cash Provided by Operating Activities	560.7	780.3

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(309.1)	(321.3)
Acquisitions, net of cash acquired	11.0	(792.9)
Proceeds from divestitures and sales of assets	679.1	41.4
Purchase of restricted investments to discharge long-term debt	(704.6)	—
Investments in life insurance contracts, net	2.2	13.9
Other investing activities, net	(3.0)	—
Net Cash Used for Investing Activities	(324.4)	(1,058.9)

Cash Flows from Financing Activities:
Borrowings of debt	—	2,896.6
Repayments of debt	(54.5)	(400.0)
Payments on finance lease obligations	(11.1)	(7.6)
Debt issuance and extinguishment costs	(0.3)	(6.1)
Distributions to owners of noncontrolling interest	—	(0.5)
Repurchases of common stock	(150.0)	—
Dividends paid	(118.1)	(109.7)
Proceeds from exercise of stock options	0.6	1.1
Shares withheld for employees' income tax obligations	(26.1)	(16.5)
Net Cash (Used for) Provided by Financing Activities	(359.5)	2,357.3
Net (Decrease) Increase in Cash, Cash Equivalents and Restricted Cash	(123.2)	2,078.7
Cash, Cash Equivalents and Restricted Cash, beginning of period	258.9	304.4
Cash, Cash Equivalents and Restricted Cash, end of period	$135.7	$2,383.1

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Unaudited Operational Highlights

	Three Months Ended		Nine Months Ended
	September 30, 2022		September 30, 2022
	Volume	Pricing	Volume	Pricing
Volume/Pricing Variance(1)
East Group	0.2%	11.5%	—%	8.5%
West Group	15.6%	12.2%	25.2%	11.0%
Total aggregates operations(2)	5.6%	11.6%	8.9%	8.9%
Organic aggregates operations(3)	(0.1)%	11.9%	2.0%	9.4%

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Tons in Millions)		(Tons in Millions)
Shipments
East Group	37.2	37.1	95.2	95.2
West Group	23.0	19.9	64.9	51.8
Total aggregates operations(2)	60.2	57.0	160.1	147.0

(1) Volume/pricing variances reflect the percentage increase from the comparable period in the prior year.

(2) Total aggregates operations include acquisitions from the date of acquisition and divestitures through the date of disposal.

(3) Organic aggregates operations exclude volume and pricing data for acquisitions that have not been included in prior-year operations for the comparable period and divestitures.

	Three Months Ended			Nine Months Ended
	September 30,			September 30,
	2022	2021	% Change	2022	2021	% Change
Shipments (in millions)
Aggregates tons - external customers	55.9	52.0		148.0	135.2
Internal aggregates tons used in other product lines	4.3	5.0		12.1	11.8
Total aggregates tons	60.2	57.0	5.6%	160.1	147.0	8.9%

Cement tons - external customers	0.8	0.7		2.2	1.8
Internal cement tons used in other product lines	0.3	0.4		1.0	1.1
Total cement tons	1.1	1.1	2.3%	3.2	2.9	10.3%

Ready mixed concrete - cubic yards	1.7	2.7	(37.6)%	5.9	7.2	(17.4)%

Asphalt tons - external customers	2.8	2.0		5.3	3.3
Internal asphalt tons used in road paving business	0.9	0.8		1.6	1.5
Total asphalt tons	3.7	2.8	31.3%	6.9	4.8	46.1%

Average unit sales price by product line (including internal sales):
Aggregates (per ton)	$16.65	$14.93	11.6%	$16.41	$15.08	8.9%
Cement (per ton)	$149.24	$122.91	21.4%	$139.64	$120.29	16.1%
Ready mixed concrete (per cubic yard)	$132.64	$116.75	13.6%	$125.32	$114.59	9.4%
Asphalt (per ton)	$61.45	$48.72	26.1%	$61.21	$48.77	25.5%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures

Earnings from continuing operations before interest; income taxes; depreciation, depletion and amortization expense; the earnings/loss from nonconsolidated equity affiliates; acquisition and integration expenses; an increase in cost of revenues from the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; and the nonrecurring gain on divestiture of the Company’s Colorado and Texas ready-mixed concrete operations on April 1, 2022 (Adjusted EBITDA) is an indicator used by the Company and investors to evaluate the Company’s operating performance from period to period. Adjusted EBITDA is not defined by generally accepted accounting principles and, as such, should not be construed as an alternative to earnings from operations, net earnings attributable to Martin Marietta or operating cash flow. For further information on Adjusted EBITDA, refer to the Company’s website at www.martinmarietta.com.

Reconciliation of Net Earnings from Continuing Operations Attributable to Martin Marietta to Adjusted EBITDA

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta	$291.2	$254.6	$668.9	$545.7
Add back (Deduct):
Interest expense, net of interest income	38.8	44.2	121.5	99.6
Income tax expense for controlling interests	79.1	63.6	189.4	141.7
Depreciation, depletion and amortization and earnings/loss from nonconsolidated equity affiliates	122.4	112.1	374.6	314.2
Acquisition and integration expenses	1.8	7.4	6.1	18.0
Impact of selling acquired inventory after markup to fair value as a part of acquisition accounting	—	8.1	—	15.7
Nonrecurring gain on divestiture	(0.2)	—	(151.9)	—
Adjusted EBITDA	$533.1	$490.0	$1,208.6	$1,134.9

Reconciliation of the GAAP Measure to 2022 Adjusted EBITDA Guidance Range

	Low Point of Range	High Point of Range
	(Dollars in Millions)
Net earnings from continuing operations attributable to Martin Marietta (1)	$740.0	$800.0
Add back:
Interest expense, net of interest income	165.0	170.0
Income tax expense for controlling interests	205.0	200.0
Depreciation, depletion and amortization expense and earnings/loss from nonconsolidated equity affiliates	500.0	505.0
Adjusted EBITDA	$1,610.0	$1,675.0

(1) Excludes the nonrecurring gain on divestiture of the Company’s Colorado and Texas ready-mixed concrete operations on April 1, 2022.

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Adjusted gross profit and adjusted gross margin represent non-GAAP financial measures and exclude the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting. Management presents these measures for investors and analysts to evaluate and forecast the Company's results, as the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting is nonrecurring.

A Reconciliation of Consolidated Gross Profit in Accordance with GAAP to Adjusted Consolidated Gross Profit and Adjusted Consolidated Gross Margin is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Consolidated gross profit in accordance with GAAP	$487.8	$441.9	$1,069.1	$1,001.7
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	8.1	—	15.7
Adjusted consolidated gross profit	$487.8	$450.0	$1,069.1	$1,017.4

Consolidated total revenues	$1,811.7	$1,557.3	$4,684.2	$3,917.6
Adjusted consolidated gross margin	26.9%	28.9%	22.8%	26.0%

A Reconciliation of Building Materials Business Product and Services Gross Profit in Accordance with GAAP to Adjusted Building Materials Business Product and Services Gross Profit and Adjusted Building Materials Business Product and Services Gross Margin is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Building Materials business product and services gross profit in accordance with GAAP	$467.2	$413.1	$1,005.0	$918.3
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	8.1	—	15.7
Adjusted Building Materials business product and services gross profit	$467.2	$421.2	$1,005.0	$934.0

Building Materials business products and services revenues	$1,611.5	$1,390.8	$4,137.7	$3,472.8
Adjusted Building Materials business products and services gross margin	29.0%	30.3%	24.3%	26.9%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

A Reconciliation of Aggregates Product Gross Profit in Accordance with GAAP to Adjusted Aggregates Product Gross Profit and Adjusted Aggregates Product Gross Margin is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Aggregates product gross profit in accordance with GAAP	$330.3	$292.9	$741.2	$687.7
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	5.9	—	12.0
Adjusted aggregates product gross profit	$330.3	$298.8	$741.2	$699.7

Aggregates products and services revenues	$1,015.7	$857.1	$2,656.8	$2,231.5
Adjusted aggregates product gross margin	32.5%	34.9%	27.9%	31.4%

A Reconciliation of Asphalt and Paving Product and Services Gross Profit in Accordance with GAAP to Adjusted Asphalt and Paving Product and Services Gross Profit and Adjusted Asphalt and Paving Product and Services Gross Margin is as follows:

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Asphalt and paving products and services gross profit in accordance with GAAP	$50.5	$38.9	$63.6	$59.4
Add back:
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	2.2	—	3.7
Adjusted asphalt and paving products and services gross profit	$50.5	$41.1	$63.6	$63.1

Asphalt and paving products and services revenues	$309.8	$195.9	$576.9	$343.5
Adjusted asphalt and paving products and services gross margin	16.3%	21.0%	11.0%	18.4%

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Adjusted earnings from operations represents a non-GAAP financial measure and excludes acquisition and integration expenses; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; and the nonrecurring gain on divestiture of the Company’s Colorado and Texas ready-mixed concrete operations on April 1, 2022. Management presents this measure for investors and analysts to evaluate and forecast the Company’s results, as the impacts of acquisition and integration expenses, selling acquired inventory after its markup to fair value as part of acquisition accounting and the gain on divestiture of the Company’s Colorado and Texas ready-mixed concrete operations on April 1, 2022 are nonrecurring.

Reconciliation of Consolidated Earnings from Operations in Accordance with GAAP to Adjusted Consolidated Earnings from Operations

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
	(Dollars in Millions)
Consolidated earnings from operations in accordance with GAAP	$405.9	$356.9	$944.4	$763.7
Add back (Deduct):
Acquisition and integration expenses	1.8	7.4	6.1	18.0
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	—	8.1	—	15.7
Nonrecurring gain on divestiture	(0.2)	—	(151.9)	—
Adjusted consolidated earnings from operations	$407.5	$372.4	$798.6	$797.4

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Adjusted earnings per diluted share represents a non-GAAP financial measure and excludes acquisition and integration expenses; the impact of selling acquired inventory after its markup to fair value as part of acquisition accounting; and the nonrecurring gain on divestiture of the Company’s Colorado and Texas ready-mixed concrete operations on April 1, 2022. Management presents this measure for investors and analysts to evaluate and forecast the Company’s results, as the impacts of acquisition and integration expenses, selling acquired inventory after its markup to fair value as part of acquisition accounting and the gain on divestiture of the Company’s Colorado and Texas ready-mixed concrete operations on April 1, 2022 are nonrecurring.

Reconciliation of Earnings Per Diluted Share in Accordance with GAAP to Adjusted Earnings Per Diluted Share

	Three Months Ended September 30, 2022
	Pretax	Income Tax	After-Tax	Per Share
	(In Millions, Except per Share)
Earnings per diluted share from continuing operations in accordance with GAAP				$4.67
Impact of acquisition and integration expenses	$1.8	$(0.5)	$1.3	0.02
Adjusted earnings per diluted share from continuing operations				$4.69

	Three Months Ended September 30, 2021
	Pretax	Income Tax	After-Tax	Per Share
	(In Millions, Except per Share)
Earnings per diluted share from continuing operations in accordance with GAAP				$4.07
Impact of acquisition and integration expenses	$7.4	$(1.8)	$5.6	0.09
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	$8.1	$(2.3)	$5.8	0.09
Adjusted earnings per diluted share from continuing operations				$4.25

	Nine Months Ended September 30, 2022
	Pretax	Income Tax	After-Tax	Per Share
	(In Millions, Except per Share)
Earnings per diluted share from continuing operations in accordance with GAAP				$10.69
Impact of acquisition and integration expenses	$6.1	$(1.4)	$4.7	0.07
Impact of nonrecurring gain on divestiture	$(151.9)	$43.6	$(108.3)	(1.73)
Adjusted earnings per diluted share from continuing operations				$9.03

	Nine Months Ended September 30, 2021
	Pretax	Income Tax	After-Tax	Per Share
	(In Millions, Except per Share)
Earnings per diluted share from continuing operations in accordance with GAAP				$8.72
Impact of acquisition and integration expenses	$18.0	$(4.2)	$13.8	0.22
Impact of selling acquired inventory after its markup to fair value as part of acquisition accounting	$15.7	$(4.2)	$11.5	0.18
Adjusted earnings per diluted share from continuing operations				$9.12

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Appendix

MARTIN MARIETTA MATERIALS, INC.

Non-GAAP Financial Measures (Continued)

Mix-adjusted average selling price (mix-adjusted ASP) is a non-GAAP measure that excludes the impact of period-over-period product, geographic and other mix on the average selling price. Mix-adjusted ASP is calculated by comparing current-period shipments to like-for-like shipments in the comparable prior period. Management uses this metric to evaluate the realization of pricing increases and believes this information is useful to investors. The following reconciles reported average selling price to mix-adjusted ASP and corresponding variances.

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2022	2021	2022	2021
Organic East Group - Aggregates:
Reported average selling price	$17.01	$15.25	$16.95	$15.62
Adjustment for impact of product, geographic and other mix	(0.19)		(0.08)
Mix-adjusted ASP	$16.82		$16.87

Reported average selling price variance	11.5%		8.5%
Mix-adjusted ASP variance	10.3%		8.0%

Organic West Group - Aggregates:
Reported average selling price	$16.11	$14.33	$15.71	$14.09
Adjustment for impact of product, geographic and other mix	0.11		(0.25)
Mix-adjusted ASP	$16.22		$15.46

Reported average selling price variance	12.4%		11.5%
Mix-adjusted ASP variance	13.2%		9.7%

Total Organic Aggregates:
Reported average selling price	$16.70	$14.93	$16.50	$15.08
Adjustment for impact of product, geographic and other mix	(0.09)		(0.13)
Mix-adjusted ASP	$16.61		$16.37

Reported average selling price variance	11.9%		9.4%
Mix-adjusted ASP variance	11.3%		8.6%

Cement:
Reported average selling price	$149.24	$122.91	$139.64	$120.29
Adjustment for impact of product, geographic and other mix	(0.97)		(0.72)
Mix-adjusted ASP	$148.27		$138.92

Reported average selling price variance	21.4%		16.1%
Mix-adjusted ASP variance	20.6%		15.5%

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